UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): December 20, 2023

Conifer Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-37536	27-1298795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 West Big Beaver Road, Suite 200

Troy, MI 48084

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (248) 559-0840

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CNFR	The Nasdaq Stock Market LLC
9.75% Senior Notes due 2028	CNFRZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On December 20, 2023 (the “Initial Issue Date”), Conifer Holdings, Inc. (the “Company”) sold $6 million of its newly designated Series A Preferred Stock, no par value (the “Series A Preferred Stock”), to Clarkston 91 West LLC (the “Purchaser”), an entity affiliated with Gerald and Jeffrey Hakala, members of the Board of Directors of the Company. The sale of the Series A Preferred Stock was consummated on the Initial Issue Date pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) by and between the Company and the Purchaser.

The Company intends to use the proceeds for working capital and general corporate purposes. The Purchase Agreement contains customary representations and warranties from the Company, on the one hand, and the Purchaser, on the other.

The foregoing description of the Purchase Agreement is a summary and is qualified in its entirety by the terms of Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The sale of the Series A Preferred Stock pursuant to the Purchase Agreement has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and certain rules and regulations promulgated thereunder.

The information contained in Items 1.01 and 5.03 of this Current Report on Form 8-K regarding the sale of the Series A Preferred Stock, the Purchase Agreement and the terms of the Series A Preferred Stock is hereby incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K regarding the Certificate of Designation (as defined below) is hereby incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2023, the Company entered into an Employment Agreement with Nicholas J. Petcoff (the “Executive”).

The initial term for the Employment Agreement begins on January 1, 2024 and continues for two years. The Employment Agreement calls for continuing one-year automatic extensions unless the Executive gives written notice of non-extension not less than 30 days prior to the expiration of the term or the Company gives written notice of non-extension prior to the expiration of the term. The Employment Agreements provide for an annual base salary of $425,000, participation in the annual bonus plan, participation in any long-term incentive plan made generally available to senior executive officers of the Company and other fringe benefits and perquisites as are generally made available to the Company’s executives.

If the Executive’s employment is terminated for cause, the Executive will receive the accrued and unpaid portion of base salary. If the Executive’s employment is terminated due to death or permanent disability, the Executive (or his legal representative or beneficiary) will receive the accrued and unpaid portion of base salary and any earned but not yet paid incentive awards for already completed years or award cycles. If the Executive’s employment is terminated without cause or if he terminates his employment for good reason (assuming the change of control provisions below do not apply), the Executive will receive the accrued and unpaid portion of base salary, any earned but not yet paid incentive awards for already completed years or award cycles, plus two times his annual base salary. In addition, any unvested equity awards will immediately vest. If the Executive’s employment is terminated without cause (other than due to death or permanent disability) or he terminates such employment for good reason, in each case within 24 months after a change of control, the Executive will receive the accrued and unpaid portion of base salary, any earned but not yet paid incentive awards for already completed years or award cycles and

2.99 times the sum of (i) his annual base salary and (ii) the greater of his annual target bonus or his average bonus for the prior three years. In addition, any unvested equity awards will immediately vest.

The employment agreements also provide for ongoing confidentiality requirements and for non-competition and non-solicitation provisions for two years after termination of employment.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2023, the Company filed the Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”) to the Company’s Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Michigan, effective as of such date, designating 1,000 shares of Series A Preferred Stock (the “Shares”) out of the authorized but unissued shares of Preferred Stock as “Series A Senior Preferred Stock,” and designating the dividend, preferences, rights, voting power, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of such Shares. A description of the material terms of the Series A Preferred Stock, as contained within the Certificate of Designation, is set forth below:

Issue:	Series A Preferred Stock

Number of Shares Designated	1,000

Ranking, with respect to dividend rights and distribution rights upon the liquidation, winding-up or dissolution of the Company:	The Series A Preferred Stock will rank senior to all of the common stock of the Company.

Maturity:	June 30, 2026 (the “Maturity Date”)

Issue Price per Share:	$6,000

Dividend Rate:

The “Series A Dividend Rate” is equal to the prime rate of Waterford Bank, N.A. (“Waterford Bank”) on the date that is 30 days prior to the applicable Dividend Payment Date (as defined in the Certificate of Designation) plus 200 basis points, provided, however, that if the prime rate determined by Waterford Bank shall ever be less than 8.0% per annum, (the “Floor” as defined in the Certificate of Designation), then the prime rate shall be deemed to be the Floor.

Liquidation Preference:

In the event of any Liquidation Event, after the satisfaction in full of the debts of the Company and the payment of any liquidation preference owed to the holders of shares of capital stock of the Company ranking senior to the Series A Preferred Stock, pari passu with the holders of any Parity Securities (as defined in the Certificate of Designation) by reason of their ownership thereof, but before any distribution or payment out of the assets of the Company shall be made to the holders of Junior Securities (as defined in the Certificate of Designation) by reason of their ownership thereof, an amount in cash per share equal to the Series A Redemption Price (as defined below).

Optional Redemption:

The Company has the right at the end of any fiscal quarter on or after the Initial Issue Date and up to and including the Maturity Date, to redeem, at its option, in whole or in part, the Series A Preferred Shares. Any such optional redemption shall be effected only out of funds legally available for such purpose. The Company may undertake multiple partial redemptions. Any redemption of the Series A Preferred Shares shall occur on a date set by the Company, subject to certain limitations, at an amount per share equal to the applicable Series A Redemption Price (as defined below). The Series A Preferred Shares may be redeemed pro rata (unless otherwise agreed upon in writing by each Holder of Series A Preferred Shares).

Redemption Amount:

The Series A Preferred Shares may be redeemed at a price equal to (i) the Series A Issue Price, plus (ii) the amount that would result in a 20.0%, compounded annually, annualized return to the holder, on the portion of the holder’s shares of Series A Preferred Shares being redeemed, taking into account the payment of the Series A Issue Price and the dividends actually received by such holder on the Series A Preferred Shares, calculated at the time of such redemption; provided, that the redemption premium shall not be less than $75,000 (the “Series A Redemption Price”).

Automatic Conversion:

The outstanding Series A Preferred Shares shall only be convertible for shares of the Company’s common stock, no par value (the “Common Stock”), at the Maturity Date. On the Maturity Date, each outstanding share of the Series A Preferred Shares, that has not otherwise been redeemed, shall, without any further action by the holders, automatically be converted into 4,000 shares of Common Stock (equal to the purchase price of $6,000 per each share of Series A Preferred Stock, divided by 1.50), subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Initial Issue Date (the “Automatic Conversion”). Upon the Automatic Conversion, the holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion.

Voting:	The Preferred Stock has no voting rights for directors or otherwise, except as required by law or as contemplated in the Certificate of Designation with respect to protective provisions.

The foregoing description of the Certificate of Designation is a summary and is qualified in its entirety by the Certificate of Designation, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. In addition, the information set forth above under Item 1.01 is hereby incorporated by reference into this Item 5.03.

Forward-Looking Statements

Certain matters discussed in this Current Report on Form 8-K and other company communications constitute forward-looking statements within the meaning of the federal securities laws. Generally, the use of words such as “expect,” “intend,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, risks related to: the Company’s use of proceeds from the sale of the Series A Preferred Stock; the Company’s ability to meet the requirement for continued listing on the Nasdaq Global Market under Nasdaq Listing Rules; the Company’s ability to accurately assess the potential losses and loss adjustment expenses under the terms of the insurance policies we underwrite; the Company’s ability to accurately underwrite risks and charge competitive yet profitable rates to our policyholders; the Company’s ability to compete effectively against larger or more well‑established business rivals; the impact on the Company of severe weather conditions and the Company’s ability to obtain reinsurance; the effects of adverse economic factors, including recession, inflation, rising interest rates or lower economic activity; the performance of the Company’s investment portfolio; the Company’s financial flexibility and financial condition; and the various risks described in the “Risk Factors” section and elsewhere in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023 and Annual Report on Form 10-K for the year ended December 31, 2022, and in other filings with the SEC. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series A Preferred Stock
10.1	Purchase Agreement, dated December 20, 2023, by and between Conifer Holdings, Inc. and Clarkston Capital, LLC*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conifer Holdings Inc.

Date: December 22, 2023	By:	/s/ BRIAN J. RONEY
Brian J. Roney
President